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                                                                     Exhibit 3.2









                              SIMON WORLDWIDE, INC.


                          AMENDED AND RESTATED BY-LAWS

                            EFFECTIVE MARCH 27, 2006



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                              SIMON WORLDWIDE, INC.
                          AMENDED AND RESTATED BY-LAWS
                            EFFECTIVE MARCH 27, 2006

                                TABLE OF CONTENTS


ARTICLE I         CERTIFICATE OF INCORPORATION................................3
ARTICLE II        ANNUAL MEETING..............................................3
ARTICLE III       SPECIAL MEETINGS OF STOCKHOLDERS............................4
ARTICLE IV        NOTICE OF STOCKHOLDERS' MEETINGS............................4
ARTICLE V         QUORUM OF STOCKHOLDERS; STOCKHOLDER LIST....................4
ARTICLE VI        PROXIES AND VOTING..........................................5
ARTICLE VII       STOCKHOLDERS' RECORD DATE...................................6
ARTICLE VIII      BOARD OF DIRECTORS..........................................6
ARTICLE IX        COMMITTEES..................................................7
ARTICLE X         MEETINGS OF THE BOARD OF DIRECTORS AND OF COMMITTEES........8
ARTICLE XI        QUORUM OF THE BOARD OF DIRECTORS............................8
ARTICLE XII       WAIVER OF NOTICE OF MEETINGS................................9
ARTICLE XIII      OFFICERS AND AGENTS.........................................9
ARTICLE XIV       CHAIRMAN OF THE BOARD.......................................9
ARTICLE XV        SECRETARY...................................................9
ARTICLE XVI       TREASURER..................................................10
ARTICLE XVII      REMOVALS...................................................10
ARTICLE XVIII     VACANCIES..................................................10
ARTICLE XIX       CERTIFICATE OF STOCK.......................................10
ARTICLE XX        LOSS OF CERTIFICATE........................................11
ARTICLE XXI       SEAL.......................................................11
ARTICLE XXII      EXECUTION OF PAPERS........................................11
ARTICLE XXIII     FISCAL YEAR................................................12
ARTICLE XXIV      AMENDMENTS.................................................12

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                              SIMON WORLDWIDE, INC.
              AMENDED AND RESTATED BY-LAWS EFFECTIVE MARCH 27, 2006


                                   ARTICLE I

                          CERTIFICATE OF INCORPORATION

     These by-laws, the powers of the corporation and of its directors and stockholders, and all matters concerning the conduct and regulation of the business of the corporation shall be subject to such provisions in regard thereto as are set forth in the certificate of incorporation filed pursuant to the General Corporation Law of Delaware which is hereby made a part of these by-laws.

     The term "certificate of incorporation" in these by-laws, unless the context requires otherwise, includes not only the original certificate of incorporation filed to create the corporation but also all other certificates, agreements of merger or consolidation, plans of reorganization, or other instruments, howsoever designated, filed pursuant to the General Corporation Law of Delaware which have the effect of amending or supplementing in some respect the corporation's original certificate of incorporation.

                                   ARTICLE II

                                 ANNUAL MEETING

     The annual meeting of stockholders shall be held on the date fixed, from time to time, by the directors, within or without the State of Delaware, on such date, and at such time as shall be fixed by the board of directors and specified in the notice of the meeting. Purposes for which an annual meeting is to be held, in addition to those prescribed by law, by the certificate of incorporation or by these by-laws, may be specified by the directors or the president and shall be included in the notice of the meeting. If the board of directors determines that, in the interest of an informed stockholder vote on any matter, it is appropriate to adjourn the annual meeting of stockholders to a later date in order to make available information materially relevant to consideration of such matter, the president or other officer presiding at such meeting may defer any action on such matter and, without a stockholder vote on the matter of adjournment, adjourn the meeting for the purpose of considering and acting on such matter at a session to be convened at a later date. When the annual meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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                                  ARTICLE III

                        SPECIAL MEETINGS OF STOCKHOLDERS

     Special meetings of the stockholders may be held either within or without the State of Delaware, at such time and place and for such purposes as shall be specified in a call for such meeting and, subject to the rights of the holders of any and all series of Preferred Stock, may be called only by the chairman of the board of directors, the chief executive officer or the president of the corporation or by the secretary within 10 days after receipt of the written request of a majority of the directors. This Article III may only be amended by the board of directors or by the vote of the holders of at least two-thirds of the outstanding shares of capital stock of the corporation entitled to vote in the election of directors.

                                   ARTICLE IV

                        NOTICE OF STOCKHOLDERS' MEETINGS

     Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, which notice shall be given not less than ten nor more than sixty days before the date of the meeting, except where longer notice is required by law, to each stockholder entitled to vote at such meeting, by leaving such notice with him or by mailing it, postage prepaid, directed to him at his address as is appears upon the records of the corporation. In case of the death, absence, incapacity or refusal of the secretary, such notice may be given by a person designated either by the secretary or by the person or persons calling the meeting or by the board of directors. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                                   ARTICLE V

                    QUORUM OF STOCKHOLDERS; STOCKHOLDER LIST

     At any meeting of the stockholders, holders of a majority in interest of all shares issued and outstanding and entitled to vote at the meeting who are present in person or represented by proxy at the commencement of the meeting shall constitute a quorum. Holders of a lesser interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. The holder of shares that are voted on one or more matters by a proxy holder who has no voting power as to one or more other matters to be voted upon (such as


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brokers and nominees) shall be deemed present throughout the entire meeting for purposes of establishing a quorum for the meeting and all actions taken thereat. When a quorum is present at any meeting, the holders of a majority of the stock present in person or represented by proxy and voting for or against a matter shall, except where a larger vote is required by law, by the certificate of incorporation or by these by-laws, decide any question brought before such meeting, except that the election of directors shall be by a plurality vote.

     The secretary or other officer having charge of the stock ledger shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city or town where the meeting is to be held, which place shall have been specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Said list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders required by this Article or the books of the corporation, or the stockholders entitled to vote in person or by proxy at any meeting of stockholders.

                                   ARTICLE VI

                               PROXIES AND VOTING

     Except as otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy but (except as otherwise expressly permitted by law) no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period or the proxy (a) states that it is irrevocable and (b) is coupled with an interest sufficient in law to support an irrevocable power.

     Unless otherwise provided in the certificate of incorporation, any action required by law to, or which may, be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote therein were present and voted. Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to those stockholders, who have not consented in writing.


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                                  ARTICLE VII

                            STOCKHOLDERS' RECORD DATE

     In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

     If no record date is fixed:

     (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

     (2) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed.

     (3) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply, to any adjournment of the meeting, provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VIII

                               BOARD OF DIRECTORS

Except as otherwise provided by law or by the certificate of incorporation, the business and affairs of the corporation shall be managed by the board of directors. Subject to the rights of holders of preferred stock, nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United Starts mail, postage prepaid, to the secretary of the corporation not later than 80 days prior to the date of any annual or special meeting. In the event that the date of such annual or special meeting was not publicly announced by the corporation by mail, press release or otherwise more than 90 days prior to the meeting, notice by the stockholder to be timely must be delivered to the secretary of the


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corporation not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to the stockholders.

     Each such notice shall set forth:

     (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

     (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

     (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder:

     (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the board of directors; and

     (e) the consent of each nominee to serve as a director of the corporation if so elected.

     The classification of the board of directors, the term of each class of directors and the manner of election and removal of directors shall be as set forth in the certificate of incorporation. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. No director need be a stockholder.

                                   ARTICLE IX

                                   COMMITTEES

     The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee and may define the number and qualifications which shall constitute a quorum of such committee. Except as otherwise limited by law, any such committee, to the extent provided in the resolution appointing such committee, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.


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                                   ARTICLE X

              MEETINGS OF THE BOARD OF DIRECTORS AND OF COMMITTEES

     Regular meetings of the board of directors may be held without call or formal notice at such places either within or without the State of Delaware and at such times as the board may by vote from time to time determine.

     Special meetings of the board of directors may be held at any place either within or without the State of Delaware at any time when called by the president, treasurer, secretary or two or more directors, reasonable notice of the time and place thereof being given to each director. A waiver of such notice in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. In any case it shall be deemed sufficient notice to a director to send notice by mail at least forty-eight hours, or to deliver personally or to send notice by telegram at least twenty-four hours, before the meeting addressed to him at his usual or last known business or residence address.

     Unless otherwise restricted by the certificate of incorporation or by other provisions of these by-laws,

     (a) any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or of such committee, as the case may be, consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the board or committee; and

     (b) members of the board of directors or of any committee designated by the board may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

                                   ARTICLE XI

                        QUORUM OF THE BOARD OF DIRECTORS

     Except as otherwise expressly provided in the certificate of incorporation or in these by-laws, a majority of the total number of directors at the time in office shall constitute a quorum for the transaction of business, but a smaller number of directors may adjourn any meeting from time to time. Except as otherwise so expressly provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, provided, that the affirmative vote in good faith of a majority of the disinterested directors, even though the disinterested directors shall be fewer than a quorum, shall be sufficient to authorize a contract or transaction in which one or more directors have interest if the material facts as to such interest and the relation of the interested directors to the contract or transaction have been disclosed or are known to the directors.


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                                  ARTICLE XII

                          WAIVER OF NOTICE OF MEETINGS

     Whenever notice is required to be given under any provision of law of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or regular members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or the by-laws.

                                  ARTICLE XIII

                               OFFICERS AND AGENTS

     The corporation shall have such officers and agents with such titles and duties as the directors shall determine, each of whom shall be chosen by the directors and shall hold his office until his successor has been chosen and qualified or until his earlier resignation or removal. The board of directors may secure the fidelity of any or all of such officers or agents by bond or otherwise. Any number of offices may be held by the same person. Each officer shall, subject to these by-laws, have such duties and powers as the board of directors shall from time to time designate. Any officer may resign at any time upon written notice to the corporation.

                                  ARTICLE XIV

                              CHAIRMAN OF THE BOARD

     The chairman of the board, if any, shall preside at all meetings of the stockholders and at all meetings of the board of directors.

                                    PRESIDENT

     The president, if any, shall, subject to the authority of the chairman of the board and the direction and under the supervision of the board of directors, have general supervision over the operations of the corporation. In the absence of the chairman of the board, and except as otherwise voted by the board, the president shall preside at all meetings of the stockholders and of the board of directors at which he is present.

                                   ARTICLE XV

                                    SECRETARY

     The secretary, if any, shall record all the proceedings of the meetings of the stockholders and directors in a book which shall be the property of the corporation, to be kept for that purpose; and perform such other duties as shall be assigned to him by the board of directors. In


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the absence of the secretary from any such meeting, a temporary secretary shall be chosen, who shall record the proceedings of such meeting in the aforesaid book.

                                  ARTICLE XVI

                                    TREASURER

     The treasurer, if any, shall, subject to the direction and under the supervision of the board of directors, have the care and custody of the funds and valuable papers of the corporation, except his own bond, and he shall, except as the board of directors shall generally or in particular cases authorize the endorsement thereof in some other manner, have power to endorse for deposit or collection all notes, checks, drafts and other obligations for the payment of money to the corporation or its order. He shall keep, or cause to be kept, accurate books of account, which shall be the property of the corporation.

                                  ARTICLE XVII

                                    REMOVALS

     The board of directors may, at any meeting called for the purpose, by vote of a majority of their entire number remove from office any officer or agent of the corporation or any member of any committee appointed by the board of directors or by any committee appointed by the board of directors or by any officer or agent of the corporation.

                                 ARTICLE XVIII

                                    VACANCIES

     Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office (though less than a quorum) or by a sole remaining director and each of the incumbents so chosen shall hold office for the unexpired term in respect of which the vacancy occurred and until his successor shall have been duly elected and qualified or for such shorter period as shall be specified in the filling of such vacancy or, if such vacancy shall have occurred in the office of director, until such a successor shall have been chosen by the stockholders.

                                  ARTICLE XIX

                              CERTIFICATE OF STOCK

     Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors (if one shall be incumbent) or the president or a vice-president and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, certifying the number of shares owned by him in the corporation. If such certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signatures on the certificate may be facsimiles. In case any officer who has signed or


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whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

     If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue to represent such class or series of stock or there shall be set forth on the face or back of the certificates which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish, without charge to each stockholder who so requests, the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any restriction imposed upon the transfer of shares or registration of transfer of shares shall be noted conspicuously on the certificate representing the shares subject to such restriction.

                                   ARTICLE XX

                               LOSS OF CERTIFICATE

     The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the directors may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate in its place and upon such other terms or without any such bond as the board of directors shall prescribe.

                                  ARTICLE XXI

                                      SEAL

     The corporate seal shall, subject to alteration by the board of directors, consist of a flat-faced circular die with the word "Delaware" together with the name of the corporation and the year of its organization cut or engraved thereon. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE XXII

                               EXECUTION OF PAPERS

     Except as otherwise provided in these by-laws or as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation, shall be signed by the president or by the treasurer.


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                                 ARTICLE XXIII

                                   FISCAL YEAR

     Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall begin on January 1 and end on December 31 each year.

                                  ARTICLE XXIV

                                   AMENDMENTS

     Except as otherwise provided by law or by the certificate of incorporation, these by-laws, as from time to time altered or amended, may be made, altered or amended at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration or amendment or new by-law or the article or articles to be affected thereby. If the certificate of incorporation so provides, these by-laws tray also be made, altered or amended by a majority of the whole number of directors. Such action may be taken at any meeting of the board of directors, of which notice shall have been given as for a meeting of stockholders.


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